Exhibit (n)

FORWARD FUNDS

18f-3 PLAN

WHEREAS, the Board of Trustees of Forward Funds (the “Fund”) has considered the following multi-class plan (the “Plan”) under which the Fund may offer multiple classes of shares of its now existing and hereafter created series pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, a majority of the Trustees of the Fund and a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund have found the Plan, as proposed, to be in the best interests of each series of the Fund individually and the Fund as a whole.

NOW, THEREFORE, the Trustees hereby approve and adopt the following Plan pursuant to Rule 18f-3(d) of the 1940 Act.

THE PLAN

Each now existing and hereafter created series (“Portfolio”) of the Fund may from time to time issue one or more of the following classes of shares: Investor Class shares, Institutional Class shares, Class A shares, Class B shares, Class C shares,
Class M shares, Class Z shares and Advisor Class shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Fund’s prospectus as from time to time in effect with respect to such class (the “Prospectus”). The differences in expenses among these classes of shares, and the exchange features of each class of shares, are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and By-laws of the Fund, by action of the Board of Trustees of the Fund.

Initial Sales Charge and Contingent Deferred Sales Charge

Investor Class, Institutional Class, Class B, Class C, Class M, Class Z and Advisor Class shares of the Portfolios are offered at their per share net asset value, without an initial sales charge. Class A shares are offered at their per share net asset value plus a front-end sales charge set forth in the Prospectus from time to time, which may be increased, reduced or eliminated in any manner not prohibited by the 1940 Act. The offering price shall be computed in accordance with the 1940 Act.

Class A shares that are not subject to a front-end sales charge may be subject to a contingent deferred sales charge (“CDSC”) for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each series. The CDSC rate for each series shall be recommended by Forward Management, LLC (the “Advisor”) and approved by the Trustees. The CDSC rates and CDSC period are to be disclosed in the Prospectus and may be decreased at the discretion of the Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the
1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund.

Class B may be subject to a CDSC, subject to such reductions and waivers as may be described in the Prospectus. The CDSC rate for each series shall be recommended by the Advisor and approved by the Trustees. The CDSC rates and CDSC period are to be disclosed in the Prospectus and may be decreased at the discretion of the Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund. Class B shares shall be distinguished from Class C shares by the relative CDSC rates and the CDSC period.

Class C shares may be subject to a CDSC in the amount and for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each series. The CDSC rate for each series shall be recommended by the Advisor and approved by the Trustees. The CDSC rates and CDSC period are to be disclosed in the Prospectus and may be decreased at the discretion of the Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund.

Method of calculation of CDSC. The CDSC shall be assessed on an amount equal to the lesser of the then current net asset value or the cost of the shares being redeemed. No CDSC shall be imposed on increases in the net asset value of the shares being redeemed above the initial purchase price. No CDSC shall be assessed on shares derived from reinvestment of dividends or capital gains distributions.

Waiver of CDSC. The Distributor may in its discretion waive a CDSC otherwise due upon the redemption of shares of any Class under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act.

Calculation of offering price. The offering price of shares of any Class subject to a CDSC shall be computed in accordance with Rule 22c-1 under the 1940 Act and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

Retention of CDSC by Distributor. The CDSC paid with respect to shares of any Class may be retained and used by the Distributor to reimburse commissions paid in connection with the sale of shares subject to a CDSC and for Distribution Expenses.

Separate Arrangements and Expense Allocations of Each Class

Investor Class, Institutional Class, Class A, Class B, Class C, Class M and Advisor Class shares will pay the expenses associated with their different distribution and shareholder servicing arrangements. The Investor Class, Class A, Class B and Class C shares will pay their respective distributors for payments for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of Investor Class, Class A, Class B and Class C shares of a Portfolio and for servicing accounts of holders of Investor Class, Class A, Class B and Class C shares, respectively (“Service and Distribution Fees”). Service and Distribution Fees are paid pursuant to plans adopted for the Investor Class, Class A, Class B and Class C shares pursuant to Rule 12b-1 under the 1940 Act (each a “12b-1 Plan”). Shares of the Investor Class of a Portfolio pay, pursuant to a
12b-1 Plan, a Service and Distribution Fee of up to 0.25% per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. Shares of Class A of each Portfolio pay, pursuant to a 12b-1 Plan, a Service and Distribution Fee of up to 0.35% per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. Shares of Class B of a Portfolio pay, pursuant to a 12b-1 Plan, a Service and Distribution Fee of up to 0.75% per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. Shares of Class C of a Portfolio pay, pursuant to a 12b-1 Plan, a Service and Distribution Fee of up to 0.75% per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class; provided, however, that shares of Class C of the Forward Extended MarektPlus Fund, Forward High Yield Bond Fund, Forward U.S. Government Money Fund, Forward Income Allocation Fund, Forward Income and Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth and Income Allocation Fund, Forward Growth Allocation Fund and Forward Aggressive Growth Allocation Fund may pay, pursuant to a 12b-1 Plan, up to 1.00% per annum of the average daily net assets of such Portfolio attributable to such class (0.75% of which is for distribution related services and 0.25% of which is for non-distribution related shareholder services), as described in the Prospectus for that class. The Class M, Class Z, Institutional Class and the Advisor Class have not adopted a
12b-1 Plan.

Investor Class, Institutional Class, Class A, Class B, Class C, Class M and Advisor Class shares are also authorized to pay banks and their affiliates and other financial intermediaries, including broker-dealers (“Participating Organizations”), for non-distribution related services provided to holders of Investor Class, Institutional Class, Class A, Class B, Class C, Class M and Advisor Class shares of a Portfolio “Shareholder Services”). Shareholder Services are paid pursuant to plans adopted for Investor Class, Institutional Class, Class A, Class B, Class C, Class M and Advisor Class shares (each a “Shareholder Services Plan”).

Each Portfolio (except for Class A shares of the Forward Income Allocation Fund, Forward Income and Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth and Income Allocation Fund, Forward Growth Allocation Fund, Forward Aggressive Growth Allocation Fund and Forward U.S. Government Money Fund) is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.20% of the average daily net asset value of the Class A shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.20% of the average daily net asset value of the Advisor Class shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.15% (0.25% for the Forward CorePlus Fund, Forward Extended MarketPlus Fund, Forward International Equity Fund, Forward Investment Grade Fixed-Income Fund, Forward High Yield Bond Fund, Forward U.S. Government Money Fund, Forward Income Allocation Fund, Forward Income and Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth and Income Allocation Fund, Forward Growth Allocation Fund and Forward Aggressive Growth Allocation Fund) of the average daily net asset value of the Investor Class shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.05% (up to 0.10% for the Forward Frontier Strategy Fund, Forward CorePlus Fund, Forward High Yield Bond Fund, Forward Investment Grade Fixed-Income Fund, Forward International Equity Fund, Forward Extended MarketPlus Fund and Forward Strategic Alternatives Fund) of the average daily net asset value of the Institutional Class shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.25% of the average daily net asset value of the Class B shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio (except for Class C shares of the Forward Extended MarketPlus Fund, Forward High Yield Bond Fund, Forward U.S. Government Money Fund, Forward Income Allocation Fund, Forward Income and Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth and Income Allocation Fund, Forward Growth Allocation Fund and Forward Aggressive Growth Allocation Fund) is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.25% of the average daily net asset value of the Class C shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

Each Portfolio is authorized, pursuant to a Shareholder Services Plan, to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.10% of the average daily net asset value of the Class M shares of such Portfolio as compensation for providing “service activities” pursuant to an agreement with a Participating Organization.

The Class Z shares have not adopted a Shareholder Services Plan.

In addition, the Forward U.S. Government Money Fund is authorized to pay directly to the Advisor an aggregate fee in an amount on an annual basis 0.25% of the average daily net asset value of the Investor Class, Institutional Class, Class A and
Class C shares of the Portfolio as compensation for providing administrative services pursuant to an Administrative Plan.

Each class may, at the Trustees’ discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the particular Portfolio. However, any Portfolio which may hereafter be established to operate as a money market fund in reliance on Rule 2a-7 under the 1940 Act and which will make daily distributions of its net investment income, may allocate such other expenses to each share regardless of class, or based on relative net assets (i.e., settled shares), as permitted by Rule 18f-3(c)(2) under the 1940 Act.

Exchange and Conversion Features

Exchange Features

A shareholder may exchange shares of any Portfolio for shares of a different class of the same Portfolio (provided the minimum initial investment is met) in an account with identical registration on the basis of their respective net asset values as set forth in the Fund’s current registration statement. A shareholder may exchange shares of any Portfolio for either shares of the same class or a different class (provided the minimum initial investment is met) of any other Portfolio in an account with identical registration on the basis of their respective net asset values as set forth in the Fund’s current registration statement.

Conversion Features

Class B shares automatically convert to Class A shares of the same Portfolio after eight years from the end of the month of purchase. Subject to Board approval: (i) Institutional Class shares of the a Portfolio may be converted into Class Z shares of the same Portfolio; (ii) Class A shares of a Portfolio may be converted into Institutional Class shares of the same Portfolio; and (iii) Class C shares of a Portfolio may be converted into Investor Class shares of the same Portfolio.

All conversions pursuant to this section shall not be subject to any sales charge or other fee.

Dividends/Distributions

Each Portfolio pays out as dividends substantially all of its net investment income (which comes from dividends and interest it receives from its investments) and net realized short-term capital gains.

All dividends and/or distributions will be paid, at the election of the shareholder, either in the form of additional shares of the class of shares of the Portfolio to which the dividends and/or distributions relate or in cash. Dividends paid with respect to each class of a Portfolio are calculated in the same manner and at the same time as dividends paid with respect to each other class of that Portfolio.

Voting Rights

Each share entitles the shareholder of record to one vote. Each Portfolio will vote separately on matters which require a shareholder vote and which relate solely to that Portfolio. In addition, each class of shares of a Portfolio shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. However, all Portfolio shareholders will have equal voting rights on matters that affect all Portfolio shareholders equally. Under the current terms of this Plan and of the 12b-1 Plan, the Portfolios’ Investor Class, Class A, Class B and Class C shares will vote separately only with respect to their 12b-1 Plan.

Dated: June 8, 2006

As Revised: December 7, 2006

As Revised: March 8, 2007

As Revised: November 13, 2007

As Revised: January 8, 2008

As Revised: March 5, 2008

As Revised: November 7, 2008

As Revised: January 8, 2009

As Revised: March 5, 2009 and Effective May 1, 2009

As Revised April 29, 2009

As Approved: June 3, 2009

As Revised: September 25, 2009

As Revised: January 13, 2010 and Effective May 1, 2010

As Revised: June 10, 2010

As Revised: August 9, 2010

As Revised: September 20, 2010

As Revised: September 22, 2010

As Revised: January 20, 2011

As Revised: April 19, 2011

As Revised: May 1, 2011

As Revised: September 8, 2011

As Revised: March 19, 2012